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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 6, 2014
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On October 6, 2014, Pacific Gas and Electric Company, a subsidiary of PG&E Corporation, (“Utility”), notified the California Public Utilities Commission (“CPUC”) that the Utility identified additional communications between the Utility and CPUC personnel that the Utility believes violated the CPUC’s rules regarding ex parte communications.  As previously disclosed in PG&E Corporation’s and the Utility’s joint Current Report on Form 8-K filed on September 15, 2015 (“Form 8-K”), the Utility reported that it believed that certain communications between the Utility and CPUC personnel relating to the Utility’s 2015 Gas Transmission and Storage rate case violated the CPUC’s rules prohibiting ex parte communications and that the Utility would inform the CPUC if additional potential violations of the rules prohibiting ex parte communications are identified.  In addition, the Utility has been notified by the U.S. Attorney’s Office in San Francisco that it has begun an investigation in connection with these ex parte communications, with which the Utility will cooperate.

 For more information about the risks and uncertainties related to these issues, see the Form 8-K and the section entitled “Risk Factors” in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: October 6, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: October 6, 2014	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary